Exhibit 99.1

Non-GAAP Financial Measures

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on our financial statements. We use these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

Our presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this offering memorandum. We closely monitor SOI, station operating income margin, digital media operating income, publishing operating income, Same Station net broadcast revenue, Same Station broadcast operating expenses, EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information about our core operating results, and thus, are appropriate to enhance the overall understanding of our financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of our underlying operational results, trends and performance. SOI, station operating income margin, digital media operating income, publishing operating income, Same Station net broadcast revenue, Same Station broadcast operating expenses, EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, station operating income margin, digital media operating income, publishing operating income, Same Station net broadcast revenue, Same Station broadcast operating expenses, EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to our results of operations and financial condition presented in accordance with GAAP. Our definitions of SOI, station operating income margin, digital media operating income, publishing operating income, Same Station net broadcast revenue, Same Station broadcast operating expenses, EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The performance of a radio broadcasting company is customarily measured by the ability of its stations to generate SOI. We define SOI as net broadcast revenue less broadcast operating expenses. Accordingly, changes in net broadcast revenue and broadcast operating expenses, as explained above, have a direct impact on changes in SOI. SOI is not a measure of performance calculated in accordance with GAAP. SOI should be viewed as a supplement to and not a substitute for our results of operations presented on the basis of GAAP. We believe that SOI is a useful non-GAAP financial measure to investors when considered in conjunction with operating income and net income (the most directly comparable GAAP financial measures to SOI), because it is generally recognized by the radio broadcasting industry as a tool in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communications industries. SOI is commonly used by investors and analysts who report on the industry to provide comparisons between broadcasting groups. We use SOI as one of the key measures of operating efficiency and profitability, including our internal reviews associated with impairment analysis of our indefinite-lived intangible assets. SOI does not purport to represent cash provided by operating activities. Our statement of cash flows presents our cash activity in accordance with GAAP and our income statement presents our financial performance prepared in accordance with GAAP. Our definition of SOI is not necessarily comparable to similarly titled measures reported by other companies.

We define Same Station net broadcast revenue as net broadcast revenue from our radio stations and networks that we own or operate in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. We define Same Station broadcast operating expenses as broadcast operating expenses from our radio stations and networks that we own or operate in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating income includes those stations we own or operate in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating income for a full calendar year is calculated as the sum of the Same Station-results for each of the four quarters of that year. We use Same Station operating income, a non-GAAP financial measure, both in presenting our results to stockholders and the investment community, and in our internal evaluations and management of the business. We believe that Same Station operating income provides a meaningful comparison of period over period performance of our core broadcast operations as this measure excludes the impact of new stations, the impact of stations we no longer own or operate, and the impact of stations operating under a new programming format. Our presentation of Same Station operating income is not intended to be considered in isolation or as a substitute for the most directly comparable financial measures reported in accordance with GAAP. Our definition of Same Station net broadcast revenue, Same Station broadcast operating expenses and Same Station operating income are not necessarily comparable to similarly titled measures reported by other companies.

We apply a similar methodology to our digital media and publishing group. Digital Media Operating Income is defined as net digital media revenue less digital media operating expenses. Publishing Operating Income is defined as net publishing revenue less publishing operating expenses. Digital Media Operating Income and Publishing Operating Income are not measures of performance in accordance with GAAP. Our presentations of these non-GAAP financial performance measures are not to be considered a substitute for or superior to our operating results reported in accordance with GAAP. We believe that Digital Media Operating Income and Publishing Operating Income are useful non-GAAP financial measures to investors, when considered in conjunction with operating income (the most directly comparable GAAP financial measure), because they are comparable to those used to measure performance of our broadcasting entities. We use this analysis as one of the key measures of operating efficiency, profitability and in our internal review. This measurement does not purport to represent cash provided by operating activities. Our statement of cash flows presents our cash activity in accordance with GAAP and our income statement presents our financial performance in accordance with GAAP. Our definitions of Digital Media Operating Income and Publishing Operating Income are not necessarily comparable to similarly titled measures reported by other companies.

We define EBITDA as net income before interest, taxes, depreciation, and amortization. We define Adjusted EBITDA as EBITDA before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before gains on bargain purchases, before changes in the fair value of interest rate swaps, before impairments of long-lived assets, before impairments of indefinite-lived long-term assets other than goodwill, before impairments of goodwill, before impairments of amortizable intangible assets, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt, before (gain) loss from discontinued operations and before non-cash compensation expense. We define Credit Agreement Adjusted EBITDA as Adjusted EBITDA plus adjustments permitted under our existing credit facilities. EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to our results of operations and financial condition presented in accordance with GAAP. Our definitions of EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

We use non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures and determine employee compensation. Our presentation of this additional information is not to be considered as a substitute for or superior to the most directly comparable measures reported in accordance with GAAP.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

Reconciliation of Non-GAAP Financial Measures

In the tables below, we present a reconciliation of Same Station net broadcast revenue to net broadcast revenue, the most comparable GAAP measure and Same Station broadcast operating expenses to broadcast operating expense, the most comparable GAAP measure. We show our calculation of station operating income and Same Station operating income, which is reconciled to net income, the most directly comparable GAAP measure in the table, including our calculation of digital media operating income and publishing operating income (loss). Our presentation of these non-GAAP measures should not be considered a substitute for or superior to the most directly comparable measures reported in accordance with GAAP.

	Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,
	2014	2015	2016	2016	2017	2017(1)
	(Dollars in thousands)
				(Unaudited)		(Unaudited)

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$194,094	$197,184	$202,016	$48,745	$47,804	$201,075
Net broadcast revenue—acquisitions	(1,551)	(105)	(2,522)	—	(160)	(1,902)
Net broadcast revenue—dispositions	—	—	—	(402)	(42)	(42)
Net broadcast revenue—format change	—	(107)	(115)	(32)	(43)	(158)

Net broadcast revenue—Same Station	$192,543	$196,972	$199,379	$48,311	$47,559	$198,973

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$139,206	$140,819	$146,283	$36,150	$35,836	$145,969
Broadcast operating expenses—acquisitions	(1,848)	(140)	(2,843)	—	(275)	(2,270)
Broadcast operating expenses—dispositions	—	—	—	(400)	(78)	(78)
Broadcast operating expenses—format change	—	(192)	(142)	(45)	(53)	(195)

Broadcast operating expenses—Same Station	$137,358	$140,487	$143,298	$35,705	$35,430	$143,426

Reconciliation of Operating Income to Same Station Operating Income
Station operating income	$54,888	$56,365	$55,733	$12,595	$11,968	$55,106
Station operating loss—acquisitions	297	35	321	—	115	368
Station operating income—dispositions	—	—	—	(2)	10	36
Station operating income(loss)—format change	—	85	27	13	36	37

Station operating income—Same Station	$55,185	$56,485	$56,081	$12,606	$12,129	$55,547

(1)	The calculation of the non-GAAP financial measures for the twelve months ended March 31, 2017 utilizes Same Station financial information that is determined on a quarterly basis with reference to radio stations and networks that we own or operate in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. As a result, the calculation of the Same Station financial information for the three months ended March 31, 2016 set forth in the table above differs from the calculation of the Same Station financial information contained in the non-GAAP financial measures for the three months ended March 31, 2016 that appeared in our quarterly report on Form 10-Q for the three months ended March 31, 2016.

In the table below, we present a reconciliation of Credit Agreement Adjusted EBITDA to Adjusted EBITDA to EBITDA to net income, the most directly comparable GAAP measure. EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA are non-GAAP financial performance measures that are not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,
	2014	2015	2016	2016	2017	2017
				(Unaudited)		(Unaudited)
Reconciliation of Credit Agreement Adjusted EBITDA to Adjusted EBITDA to EBITDA to Net Income
Net income	$5,475	$11,150	$8,873	$353	$1,060	$9,580
Plus interest expense, net of capitalized interest	15,993	15,429	14,938	3,796	3,430	14,572
Plus provision for (benefit from) income taxes	4,765	6,695	4,572	168	646	5,050
Plus depreciation and amortization	18,825	17,741	17,276	4,135	4,122	17,263
Less interest income	(45)	(8)	(6)	(1)	(1)	(6)

EBITDA	$45,013	$51,007	$45,653	$8,451	$9,257	$46,459

Plus gain (loss) on the sale or disposal of assets	251	181	(1,901)	150	5	(2,046)
Plus change in the estimated fair value of contingent earn-out consideration	734	(1,715)	(689)	(128)	1	(560)
Plus gain on bargain purchase	—	(1,357)	(95)	—	—	(95)
Plus change in fair value of interest rate swaps	2,702	1,273	(285)	1,758	(357)	(2,400)
Plus impairment of long-lived assets	—	—	700	—	—	700
Plus impairment of indefinite-lived long-term assets other than goodwill	34	—	7,041	—	19	7,060
Plus impairment of goodwill	45	439	32	—	—	32
Plus impairment of amortizable intangible assets	—	—	8	—	—	8
Plus net miscellaneous income and expenses	(665)	(201)	(6)	—	—	(6)
Plus loss on early retirement of long-term debt	391	41	87	9	41	119
Plus loss from discontinued operations	—	—	—	—	—	—
Plus non-cash stock-based compensation	1,576	771	582	199	1,381	1,764

Adjusted EBITDA	$50,081	$50,439	$51,127	$10,439	$10,347	$51,035

Plus adjustments per Credit Agreement	1,614	847	2,169	256	779	1,135

Credit Agreement Adjusted EBITDA	$51,695	$51,286	$53,296	$10,695	$9,568	$52,170